Exhibit 4.3

                          BAROID CORPORATION,
                                            Issuer

                       DRESSER INDUSTRIES, INC.,
                                            Guarantor

                                  AND

              TEXAS COMMERCE BANK  NATIONAL ASSOCIATION,
                                                      Trustee



                         ____________________



                        Supplemental Indenture


                Dated as of _____________________, 1994



                         ____________________


                  8% Guaranteed Senior Notes due 2003

         SUPPLEMENTAL INDENTURE, dated as of
    _____________________, 1994, between BAROID CORPORATION, a corporation incorporated and existing under the laws of the State of Delaware (the "Company"), DRESSER INDUSTRIES, INC., a corporation incorporated and existing under the laws of the State of Delaware (the "Guarantor"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association (the "Trustee").

                               RECITALS

         The Company has duly authorized the creation of and issued its 8% Senior Notes due 2003 (the "Securities"), duly authorized the execution and delivery of the Indenture dated as of April 22, 1993, between the Company and Trustee (the "Indenture"), and has duly authorized the execution and delivery of this Supplemental Indenture.

         The Guarantor has duly authorized the unconditional guarantee of the Securities on the terms hereinafter set forth and has duly authorized the execution and delivery of this Supplemental Indenture.

         The Trustee has duly authorized the execution and delivery of the Indenture dated as of April 22, 1993, between Issuer and Trustee (the "Indenture"), and has duly authorized the execution and delivery of this Supplemental Indenture.

         Each party agrees to the following amendments to the
    Indenture:

    Article I, Definitions and Incorporation by Reference, is to be amended and replaced in its entirety as follows:

                              "ARTICLE 1

              DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  Definitions.

         "Affiliate" means any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company.

         "Agent" means any Registrar or Paying Agent.

         "Attributable Debt" means, in respect of a Sale and

    Leaseback Transaction, the present value (discounted at the weighted average effective interest rate per annum of the outstanding Securities of all series, compounded semiannually) of the obligation of the lessee for rental payments during the remaining term of the lease entered into in connection with such transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case for purposes of this definition the obligation of the lessee for rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges. Notwithstanding the foregoing, there shall not be deemed to be any "Attributable Debt" in respect of a Sale and Leaseback Transaction if the Company is authorized to enter into such transaction pursuant to clause (b) of Section 3.11.

         "Banks" means the lenders and agents for the lenders which are or became parties to the Baroid Credit Agreement.

         "Baroid Credit Agreement" means the Credit Agreement dated as of the Issue Date, among the Company, as the borrower, and the Banks, as amended, restated, extended or otherwise modified from time to time.

         "Board of Directors" or "Board" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

         "Board Resolution" means a copy of a resolution delivered to the Trustee and certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

         "Business Day" means each day which is not a Legal
    Holiday.

         "Capital Stock" means, with respect to any Person, any capital stock (including Preferred Stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

         "Change of Control" means any event or series of events by which:

              (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, whether or not applicable) becomes, whether by means of any issuance or direct or indirect transfer of securities, merger, consolidation, liquidation, dissolution or otherwise, the "beneficial owner" (as that term is used in Rules 13d-3 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to be a "beneficial owner" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly through one or more intermediaries, of more than 50% of the total voting rights of the then-outstanding Voting Stock of the Company;

              (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office; or

              (iii)     the Company s shareholders approve any
         plan or proposal for the liquidation or dissolution of the Company.

         "Company" means the party named as such above until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter shall mean the successor.

         "Consolidated Net Tangible Assets" means the total amount of assets which would be included on a consolidated balance sheet of the Guarantor and its subsidiaries (whether such subsidiaries are corporations or partnerships or other entities not organized as corporations) under generally accepted accounting principles (less applicable reserves and other properly deductible items) after deducting therefrom:

              (a) all short-term liabilities and liability items, except for (i) liabilities and liability items payable by their terms more than one year from the date of determination (or renewable or extendible at the option of the obligor for a period ending more than one year after such date) and (ii) liabilities in respect of retiree benefits other than pensions for which the Guarantor is required to accrue pursuant to Statement of Financial Accounting Standards No. 106; and

              (b) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt and other intangible assets.

         "Corporate Trust Office" means the principal office of the Trustee in Houston, Texas, at which at any particular time its corporate trust business shall be administered which, as of the date of this Indenture, is located at 600 Travis, 8th Floor, Houston, Texas 77002; provided, however, that for purposes of Section 2.03 of this Indenture the Corporate Trust Office means the office of the Trustee s agent, Texas Commerce Trust Company of New York, which, as of the date of this Indenture, is located at 80 Broad Street, 4th Floor, New York, New York 10004 or any successor agent that the Trustee designates by furnishing written notice to the Company.

         "Default" means any event which is, or after notice or the passage of time, or both, would be, an Event of Default.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Funded Debt" means all indebtedness or obligations which by its terms is payable more than 12 months after the date of determination (or which is renewable or extendible at the option of the obligor on such indebtedness to a date more than 12 months after the date of determination) which should under generally accepted accounting principles be shown as a liability on the consolidated financial statements of the Company and its consolidated subsidiaries.

         "GAAP" or "generally accepted accounting principles" when used with respect to any computation or interpretation required or permitted hereunder means such accounting principles which are generally accepted as of the date of this Indenture.

         "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether federal, state, county, district, city or other political subdivision, foreign or otherwise and whether now or hereafter in existence, or any officer or official of any thereof, including any authority charged with enforcing the Shipping Act, 1916, as amended.

         "Guarantee" means any guarantee of the Guarantor of the Securities pursuant to Article 10, whether or not such guarantee is endorsed on the Securities.

         "Guarantor" means the party named as such above until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter shall mean the sucessor.

         "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Independent" means a Person who (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Company or any other obligor upon the Securities or in any Affiliate of the Company or other such other obligor and (3) is not connected with the Company or any other obligor upon the Securities as an officer, employee, promoter, partner, director or Person performing similar functions.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Issue Date" means the date on which the Securities are originally issued.

         "Legal Requirements" means all laws, statutes and ordinances and all rules, orders, rulings, regulations, directives, decrees, injunctions and requirements of all Governmental Authorities, that are now or may hereafter be in existence, and that may be applicable to the Company or any Subsidiary or Affiliate thereof or to the Trustee (including those relating to the Shipping Act, 1916, as amended, and those relating to building codes, zoning and environmental laws, regulations and ordinances), as modified by any variances, special use permits, waivers, exceptions or other exemptions that may from time to time be applicable.

         "Material Subsidiary" means any consolidated subsidiary of the Company (whether a corporation or a partnership or other entity not organized as a corporation) if such consolidated subsidiary would be deemed a significant subsidiary under the rules and regulations promulgated by the SEC under the Securities Act.

         "Maturity" when used with respect to any Security means the date on which the principal of such Security or an installment of principal becomes due and payable as therein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, pursuant to a sinking fund or otherwise.

         "Officer" means the Chairman of the Board, Vice Chairman of the Board, President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant
    Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers (other than two Assistant Secretaries).

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Trustee or the Company.

         "Person" means any individual, partnership, corporation, venture, joint venture, unincorporated organization, association, joint-stock company, trust, Governmental
    Authority or any other entity.

         "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "principal" of a Security means the principal of the Security plus the premium, if any (including premium payable pursuant to Section 3.12), payable on the Security which is due or overdue or is to become due at the relevant time.

         "Property" means any interest in any kind of Property or asset, whether real, personal or mixed, or tangible or intangible.

         "Restricted Subsidiary" means any Subsidiary existing as of the date hereof or any corporation that is the successor to such a Subsidiary; provided, however, that the term "Restricted Subsidiary" shall not include any Subsidiary the primary business of which is to provide insurance to the Company or its Affiliates.

         "Sale and Leaseback Transaction" means any sale or transfer made by the Company or one or more Restricted Subsidiaries (except a sale or transfer made to the Company or one or more Restricted Subsidiaries) of any property which (in the case of a property which is a manufacturing plant, warehouse, or office building) has been in operation, use, or commercial production (exclusive of test and start-up periods) by the Company or any Restricted Subsidiary for more than 120 days prior to such sale or transfer or which (in the case of a case or a property which is a parcel of real property other than a manufacturing plant, warehouse or office building) has been owned by the Company or any Restricted Subsidiary for more than 120 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease, of such property to the Company or a Restricted Subsidiary, except (a) a lease for a period not exceeding 60 months (exclusive of any renewal options granted thereunder to the Company or any Restricted Subsidiary), made with the intention that the use of the leased property by the Company or such Restricted Subsidiary will be discontinued on or before the expiration of such period and (b) a lease that secures or relates to obligations issued by the United States of America or any state, territory or possession of the United States of America, or any political subdivision of any of the foregoing, or of the District of Columbia, in connection with the financing of the cost of construction or acquisition of such property or a part thereof.

         "SEC" means the Securities and Exchange Commission.

         "Secured Debt" means (i) any indebtedness for money borrowed by, or evidenced by a note or other similar instrument of, the Company or a Restricted Subsidiary, (ii) any other indebtedness of the Company or Restricted Subsidiary on which by the terms of such indebtedness interest is paid or payable, including obligations evidenced or secured by leases, installment sales agreements or other instruments, or (iii) any indebtedness or obligations of others of a type referred to in clause (i) or (ii) above that are guaranteed, directly or indirectly, by the Company or any Restricted Subsidiary, which in any such case is secured by (a) a Security Interest in any property of the Company or any Restricted Subsidiary or portion thereof or (b) a Security Interest in any shares of stock owned directly or indirectly by the Company or a Restricted Subsidiary in a corporation or in equity interests owned by the Company or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in the rights of the Company or any Restricted Subsidiary in respect of indebtedness for money borrowed by a corporation, partnership or other entity in which the Company or a Restricted Subsidiary has an equity interest. The securing in the foregoing manner of any indebtedness which immediately prior thereto was not Secured Debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the maximum aggregate amount then owing thereon by the Company and its Restricted Subsidiaries.

         "Securities" means the Securities issued, authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.

         "Stated Maturity" when used with respect to any Security or any installment of principal thereof means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal is due and payable.

         "Subsidiary" means any corporation of which at least a majority of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation is owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date first above written, except (i) to the extent that any subsequent amendment thereto shall retroactively apply to this Indenture and (ii) as provided in Section 8.03.

         "Trustee" means the party named as such in this Indenture unless and until a successor replaces it in accordance with this Indenture and, thereafter, means the successor.

         "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Underwriting Agreement" shall mean the Underwriting
    Agreement dated April 16, 1993, among Salomon Brothers,
    Lehman Brothers and Chase Securities, Inc. on the one hand, and the Company, on the other hand, providing for the issuance and the sale of the Securities.

         "Uniform Commercial Code" means the Uniform Commercial
    Code as in effect in New York from time to time.

         "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Voting Stock" means securities of any class or classes of a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing equivalent functions).

         "Wholly Owned Subsidiary" means any Subsidiary of which 100% of the Capital Stock of such Subsidiary is at the time owned in the aggregate by the Company or one or more Wholly
    Owned Subsidiaries.


         SECTION 1.02.  Other Definitions.


    Term                                             Defined in
                                                      Section

    "Bankruptcy Law"                                     5.01
    "covenant defeasance option"                         7.01(b)
    "Custodian"                                          5.01

    "Event of Default"                                   5.01
    "legal defeasance option"                            7.01
    "Legal Holiday"                                      10.08
    "Paying Agent"                                       2.03
    "Registrar"                                          2.03

         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities.
         "indenture security holder" means a Securityholder.
         "indenture to be qualified" means this Indenture.
         "indenture trustee" or "institutional trustee" means the Trustee.
         "obligor" on the indenture securities means the Company.

    All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such statute or rule.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

              (1)  a term has the meaning assigned to it;
              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;
              (3)  "including" means including, without
                   limitation;
              (4) words in the singular include the plural and words in the plural include the singular;
              (5) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;
              (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and
              (7)  a "day" means a calendar day."

    Article 3, Covenants, is to be amended and replaced in its entirety as follows:

                              "ARTICLE 3

                               Covenants

              SECTION 3.01   Payment of Securities.  The Company
    shall duly and punctually pay the principal of and interest on the Securities as and when due, in accordance with the terms of the Securities and this Indenture.

              The Company shall pay interest on overdue principal at the rate set forth on the face of the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful, which interest on overdue installments of interest shall accrue from the date such amounts become overdue.

              SECTION 3.02   Use of Proceeds.  The Company shall
    use the proceeds from the sale of the Securities only as set forth in the Underwriting Agreement.

              SECTION 3.03 Compliance Certificates. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers Certificate of the Company stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer s knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture applicable to it and is not in default in the performance or observance of any of the terms, provisions and conditions hereof applicable to it (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Defaults of which such Officer may have knowledge) and that to the best of such Officer's knowledge no event has occurred and remains in existence by reason of which payments of the principal of or interest on the Securities are prohibited.

              The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within five Business Days of its becoming aware of any such

    Default or Event of Default.

              SECTION 3.04 Continued Existence and Rights. Subject to Article 4, the Company shall, and the Company shall cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation, and its rights and franchises; provided, however, that nothing in this Section
    3.04 shall prevent the loss of the corporate existence of any such Material Subsidiary or any such right or franchise if such loss is, in the judgment of the Company, both desirable in the conduct of the business of the Company and its Material Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders; provided further, however, that nothing herein shall be interpreted or construed to limit or restrict the Company's right to sell or otherwise dispose of the Properties of any Material Subsidiary.

              SECTION 3.05 Maintenance of Properties. The Company shall, and shall cause each of its Subsidiaries to, maintain its Properties in good working order and condition and make all necessary repairs, renewals and replacements, provided, however, that failure by the Company or any of its Subsidiaries to comply with the provisions of this Section
    3.05 shall not be deemed to be a breach of such provisions to the extent that such failure would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

              SECTION 3.06 Taxes and Claims. The Company shall, and shall cause each of its Material Subsidiaries to, pay (or, if appropriate, withhold and pay over):

              (a) all taxes, assessments and other governmental charges or levies imposed upon it or its Property by the laws of the United States of America or the United Kingdom (or required by it to withhold and pay over); and

              (b)  all claims or demands of materialmen,
                   mechanics, carriers, warehousemen, landlords and other like Persons that individually are in excess of $2,000,000 and that if unpaid might result in the creation of a Security Interest upon its Properties by the laws of the United States of America or the United Kingdom;

    provided, that the foregoing need not be paid while being contested in good faith and by appropriate proceedings in the opinion of the Company's Independent counsel in any case involving more than $2,000,000.

              SECTION 3.07 SEC Reports. The Guarantor shall furnish to the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Guarantor and the Company also shall comply with the other provisions of TIA Section 314(a).

              SECTION 3.08   Restriction on Creation of Secured
    Debt.   After the date hereof, the Company will not at any
    time create, incur, assume or guarantee, and will not cause or permit a Restricted Subsidiary to create, incur, assume or guarantee, any Secured Debt (including the creation of Secured Debt by the securing of existing indebtedness) without first making effective provision (and the Company covenants that in such case it will first make or cause to be made effective provision) whereby the Securities then outstanding (together with any other indebtedness of the Company or such Restricted Subsidiary then entitled to be so secured) shall be secured equally and ratably with (or prior to) any and all other obligations and indebtedness thereby secured, for so long as any such other obligations and indebtedness shall be so secured; provided, however, that the foregoing covenants shall not be applicable to Secured Debt secured solely by one or more of the following Security Interests:

              (a) Any Security Interest upon any property which consists solely of one or more parcels of real property, manufacturing plants, warehouses or office buildings and of fixtures and equipment located on or at such parcels, plants, warehouses or buildings and which is acquired, constructed, developed or improved by the Company or a Restricted Subsidiary after the date hereof, which Security Interest is created prior to or contemporaneously with, or within 120 days after, (i) in the case of the acquisition of such property, the completion of such acquisition and (ii) in the case of the construction, development or improvement of such property, the later to occur of the completion of such construction, development or improvement or the commencement of operation, use or commercial production (exclusive of test and start-up periods) of the property, which Security Interest secures or provides for the payment of all or any part of the acquisition cost of such property or the cost of construction, development or improvement thereof, as the case may be;

              (b) Any Security Interest on property existing at the time of the acquisition thereof by the Company or a Restricted Subsidiary, which Security Interest secures obligations assumed by the Company or a Restricted Subsidiary;

              (c) Any Security Interest existing on the property of a corporation or firm at the time such corporation or firm is merged into or consolidated with the Company or a Restricted Subsidiary;

              (d) Any conditional sales agreement or other title retention agreement with respect to any property acquired by the Company or a Restricted Subsidiary;

              (e) Any Security Interest to secure indebtedness of a Restricted Subsidiary to the Company or to another
         Restricted Subsidiary; or

              (f)  Any extension, renewal or refunding (or
         successive extensions, renewals or refundings) in whole or in part of any Secured Debt secured by any Security Interest referred to in the foregoing subparagraphs (a) through (e), inclusive; provided, however, that the principal amount of the Secured Debt secured thereby shall not exceed the principal amount outstanding immediately prior to such extension, renewal or refunding and that the Security Interest securing such Secured Debt shall be limited to the property which, immediately prior to such extension, renewal, or refunding, secured such Secured Debt and additions to such property.

         Notwithstanding subparagraphs (b) and (c) above, the creation, incurrence, assumption or guarantee of any Secured Debt described therein shall not be permitted (i) if such Secured Debt was created, incurred, assumed or guaranteed in contemplation of the event or transaction referred to in said subparagraphs or (ii) if the Security Interest securing such Secured Debt attaches to or affects property owned by the Company or a Restricted Subsidiary prior to the event or transaction referred to in said subparagraphs.

         Notwithstanding anything to the contrary in this Section 3.08, the Company and any one or more Restricted Subsidiaries may create, incur, assume or guarantee Secured Debt if immediately thereafter the sum of (i) the aggregate principal amount of all Secured Debt outstanding as of the date of determination (excluding Secured Debt permitted to be created, incurred, assumed or guaranteed pursuant to subparagraphs (a) through (f), inclusive, above) and (ii) all Attributable Debt in respect of Sale and Leaseback Transactions as of the date of determination would not exceed 5% of Consolidated Net Tangible Assets.

              SECTION 3.09. Investment Company Act. The Company shall not, and shall not permit any of its Subsidiaries to, become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), to the extent it is subject to regulation under the Investment Company Act, except for Subsidiaries established for the purpose of financing the operating businesses of the Company and its Subsidiaries.

              SECTION 3.10. Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

              SECTION 3.11   Limitation on Sale and Leaseback
    Transactions.   After the date hereof, the Company will not,
    and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless (a) the Company or such Restricted Subsidiary would be entitled to incur Secured Debt pursuant to Section 3.08 (other than by reason of the provisions of subparagraphs (a) through (f), inclusive, of said Section) in an amount equal to the Attributable Debt in respect of such Sale and Leaseback Transaction without equally and ratably securing the Securities as provided in said Section or (b) each of the following conditions is satisfied:
    (i) the Company shall promptly give notice of such sale or transfer to the Trustee; (ii) the net proceeds of such sale or transfer are at least equal to the fair value (as determined in good faith by a Board Resolution, a copy of which has been delivered by the Company to the Trustee) of the property which is the subject of such sale or transfer; and (iii) the Company or a Restricted Subsidiary shall apply, within one year after the effective date of such sale or transfer, or shall have committed within one year after such effective date to apply, an amount at least equal to the net proceeds of the sale or transfer of the property which is the subject of such sale or transfer to the repayment of other Funded Debt owing by the Company or any Restricted Subsidiary which is not subordinate and junior in right of payment to the Securities; provided, however, that if pursuant to clause (b) above the Company commits to apply an amount at least equal to the net proceeds of a sale or transfer to the repayment of other Funded Debt, such commitment shall be made in a written instrument delivered by the Company to the Trustee and shall require the Company to so apply said amount within 18 months after the effective date of such sale or transfer, and it shall constitute a breach of the provisions of this Section 3.11 if the Company shall fail so to apply said amount in satisfaction of such commitment.

         SECTION 3.12. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or part of such Holder s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, to the extent lawful, in accordance with the terms contemplated in paragraph (b) of this Section 3.12.

         (b) Within 30 days following any Change of Control, the Company shall mail a notice thereof to the Trustee and to each Holder (and to beneficial owners of Securities as required by applicable Legal Requirements). Such notice shall state:

              (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or part of such Holder s Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase;

              (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

              (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

              (4) the instructions determined by the Company, consistent with this Section 3.12, that a Holder must follow in order to have its Securities repurchased, including the name and address of the Paying Agent; and

              (5) such other information as may be required by applicable Legal Requirements.

         (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than 3 Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing such Holder's election to have such Security purchased.

         (d) On the purchase date, all Securities purchased by the Company under this Section 3.12 shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the extent lawful, to the Holders entitled thereto.

         (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other Legal Requirements in connection with the repurchase of Securities pursuant to this Section 3.12. To the extent that the provisions of any Legal Requirements conflict with provisions of this Section 3.12, the Company shall comply with the applicable Legal Requirements and shall not be deemed to have breached its obligations under this Section 3.12 by virtue thereof."

    Article 4, Successors, is to be amended and replaced in its entirety as follows:

                              "ARTICLE 4

                              Successors

              SECTION 4.01   When the Company May Merge, etc. The
    Company shall not consolidate or merge into, or sell, assign, transfer or lease all or substantially all of its assets to, any person unless:

              (1) the person is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia;

              (2) the person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture;

              (3) immediately after the transaction no Default shall exist; and

              (4) an Officers' Certificate and Opinion of Counsel have been delivered to the Trustee to the effect that the conditions set forth in the preceding clauses (1) through
         (3) above have been met.

         The corporation formed by or resulting from any such consolidation or merger, or which shall have received all or substantially all of such assets, shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto, and thereafter, except in the case of a lease of all or substantially all of such assets, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities."


    Sections 5.01 and 5.02 are to be amended and replaced in their entirety, as follows:

              SECTION 5.01.    Events  of Default.   An "Event  of
    Default" occurs if:

              (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable, which Default continues for a period of 30 days;

              (2) the Company defaults in the payment of the principal or premium, if any, on any Security when the same becomes due and payable at Stated Maturity, upon acceleration, upon exercise by the Holder of the repurchase option upon a Change of Control, upon declaration or otherwise;

              (3) the Company fails to comply with any of its other agreements with respect to Securities or this Indenture, which Default continues for a period of

         90 days after notice of such Default is given to the Company by the Trustee or the Holders of at least 25% in principal amount of the Securities;

              (4) there occurs a default under any bond, indenture, note or other evidence of indebtedness for money borrowed by the Company or any Restricted Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Restricted Subsidiary (including this Indenture) with a principal amount then outstanding in excess of $25,000,000, whether such indebtedness exists now or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled;

              (5) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                   (a)  commences a voluntary case;

                   (b) consents to the entry of an order for relief against it in an involuntary case;

                   (c) consents to the appointment of a Custodian for it or for all or substantially all of its property; or

                   (d) makes a general assignment for the benefit of its creditors; or

              (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                   (a) is for relief against the Company or any Material Subsidiary in an involuntary case;

                   (b) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of the property of the Company or such Material Subsidiary, or

                   (c) orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days.

    The term Bankruptcy Law means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term Custodian means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         SECTION 5.02. Acceleration. If an Event of Default with respect to the Securities (other then an Event of Default specified in clause (5) or (6) of Section 5.01 with respect to the Company or any Material Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable immediately. Upon such declaration, the principal (or specified amount) of and accrued interest on all the Securities shall be due and payable immediately. If an Event of Default specified in clause (5) or (6) of Section
    5.01 with respect to the Company or any of its Material Subsidiaries occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee and the Company may (i) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the Securities have been cured or waived (except nonpayment of principal or interest that has become due solely because of the acceleration) and (ii) waive an existing Default and its consequences except a Default in respect of a provision that cannot be amended without the consent of each Holder affected, as described in Section 8.02. No such recission shall affect any subsequent Default or impair any right consequent thereto."

    Section 9.02 is to be amended and replaced in its entirety as follows:

         SECTION 9.02.  Notices.    Any  notice  or  communication
    shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

              if to the Company:

                   Baroid Corporation
                   2001 Ross Avenue
                   Dallas, Texas  75201

                   Attention:  Treasurer


              if to the Trustee:

                   Texas Commerce Bank National Association
                   600 Travis
                   8th Floor
                   Houston, Texas  77002

                   Attention:  Corporate Trust Department

              if to the Guarantor:

                   Dresser Industries, Inc.
                   2001 Ross Avenue
                   Dallas, Texas 75201

                   Attention:  Treasurer

              Each party by notice to the others may designate additional or different addresses for subsequent notices or communications.

              Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

              Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

    Article 10, Guarantee of Securities, is to be added as follows:

                              "ARTICLE 10

                        GUARANTEE OF SECURITIES

         SECTION 10.01 Guarantee. The Guarantor for consideration received unconditionally and irrevocably guarantees to each Securityholder (i) the due and punctual payment of the principal of and interest on such Security when and as the same shall become due and payable, whether at Stated Maturity, as a result of redemption, upon exercise by the Holder of the Repurchase option upon a Change of Control, by acceleration or otherwise; (ii) the due and punctual payment of interest on overdue principal of and interest on the Securities, to the extent lawful; (iii) the due and punctual performance of all other obligations under this Indenture to the Securityholders or the Trustee in accordance with the terms of such Security and of this Indenture, and
    (iv) in the case of any extension of time of payment or renewal of any securities or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, at redemption, upon exercise by the Holder of the Repurchase option upon a Change of Control, by acceleration or otherwise, to be paid by such Guarantor. In all respects, the Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, an invalidity, irregularity or unenforceability of any such Security or any other Article of this Indenture, any failure to enforce or exercise, or delay in enforcing or exercising, any right, power or privilege or any of the other provisions of such Security or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the Securityholders or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. This Guarantee is a guarantee of payment and not of collection. The Guarantor waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding or demand first against the Company, the benefit of discussion, protest or notice with respect to any such Security or the indebtedness represented thereby and all other demands whatsoever, and covenants that this Guarantee will not be discharged as to any Security except by payment in full of the amount of principal thereof and interest thereon and as provided by this Indenture. The Guarantor further agrees that, as between Guarantor, on the one hand, and the
    Securityholders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 5, the Trustee shall promptly make a demand for payment on the Securities under the Guarantee provided for in this Article 10 and not discharged; provided that the failure by the Trustee to make any such demand shall not impair or otherwise effect the obligations of the Guarantor.

         The Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to any Security unless the certificate of authentication shall have been signed by the Trustee.

         The obligations of Guarantor pursuant to this Guarantee shall continue to be effective or automatically reinstated, as the case may be, if at any time payment of obligations under this Indenture is rescinded or otherwise must be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or the Guarantor or for any reason, all as though such payment had not been made.

         The Guarantor shall be subrogated to all rights of the Securityholder and the Trustees under the Securities Act of the Indenture as amended by the Indenture; provided that the guarantor shall not be entitled to any payments arising out of such subrogation right until the principal of and interest on all Securities shall have been irrevocably paid in full in accordance with the terms of such Securities and Guarantee.

         The Trustee and, to the extent available under this Indenture, each Securityholder shall have the right, power and authority to do all things, including instituting or appearing in any suit or proceeding, not inconsistent with the express provisions of this Guarantee, which it deems necessary or advisable to enforce the provisions of this Guarantee. Each and every default to which this Guarantee applies shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. No remedy conferred upon or reserved to the Trustee and/or each Securityholder is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Guarantee either now or hereafter existing at law or in equity.

         SECTION 10.02 Obligations of Guarantor Unconditional. Nothing contained in this Article 10 or elsewhere in this Indenture or in any Security is intended to or shall impair, as between Guarantor and the Securityholders and the Trustee, the obligation of Guarantor, which is absolute and unconditional, to pay to the Securityholders and the Trustee the principal of and interest on the Securities as and when the same shall become due and payable in accordance with the provisions of this Guarantee, nor shall anything herein or therein prevent the Trustee or any Securityholder from exercising all remedies otherwise permitted by applicable law upon an Event of Default under this Indenture.

         SECTION 10.03 Execution of Guarantee. To evidence its guarantee to the Securityholders and the Trustee, the Guarantor hereby agrees to execute a notation relating to the guarantee on each Security authenticated and made available for delivery by the Trustee. The Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

              IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.


    Attest:                       BAROID CORPORATION, as Issuer

    ______________________________
                                  By_____________________________

                                  Title:_________________________
    Title:

    _____________________________


    Attest:                       TEXAS COMMERCE BANK NATIONAL
                                  ASSOCIATION, as the Trustee,
    _______________________________

    Title:
                                  By____________________________

                                  Title:________________________


    Attest:                       DRESSER INDUSTRIES, INC., as
                                   Guarantor

    _______________________________
                                  By:___________________________

    Title:                        Title:_________________________

    _______________________________

                    [FORM  OF  FACE  OF  SECURITY]

    No.                            $_______________________

                  8% Guaranteed Senior Note Due 2003

              Baroid Corporation, a Delaware corporation, promises
    to pay to
    ____________________________________________________________,
    or registered assigns, the principal sum of
    ____________________________________________________________
    Dollars on April 15, 2003.

              Interest Payment Dates:  April 15 and October 15

              Record Dates:       April 1 and October 1

              Additional provisions of this Security are set forth on the other side of this Security.

    Dated:______________________

                             BAROID CORPORATION,

                             By:________________________________
                                  Treasurer


                                 _______________________________
                                  Vice President

    TRUSTEE'S CERTIFICATE OF

    AUTHENTICATION

    Texas Commerce Bank National Association, as Trustee, certifies that this is one of the Securities referred to in the Supplemental Indenture.

         By:  _________________________________
              Authorized Signatory

                [FORM  OF  REVERSE  SIDE  OF  SECURITY]
                  8% Guaranteed Senior Note Due 2003
    1.   Interest

         Baroid Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the
     Company ), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on April 15 and October 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 22, 1993. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate set forth on the face of the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

    2.   Method of Payment

         The Company shall pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder s registered address.

    3.   Paying Agent and Registrar

         Initially, Texas Commerce Bank National Association, a national banking association ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any domestically incorporated Wholly Owned Subsidiary may act as Paying Agent, Registrar or co-registrar.

    4.   Indenture

         The Company issued the Securities under an Indenture dated as of April 22, 1993 (the "Indenture") between the

    Company and the Trustee, and under a Supplemental Indenture dated as of___________________________ (the "Supplemental
    Indenture"), among the Company, Dresser Industries, Inc. and the Trustee. The terms of the Securities include those stated in the Indenture and the Supplemental Indenture and those made part of the Indenture and Supplemental Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are general unsecured obligations of the Company limited to $150,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Indenture and Supplemental Indenture impose certain limitations on the creation of Secured Debt by the Company or any Subsidiary, and imposes certain limitations on Sale and Leaseback Transactions by the Company and its Restricted Subsidiaries. The limitations are subject to a number of important qualifications and exceptions.

    5.   Optional Redemption

         The Securities may not be redeemed at the option of the Company prior to the Stated Maturity thereof. The Company is not subject to any mandatory redemption obligation with respect to the Securities.

    6.   Change of Control

              Upon a Change of Control, any Holder of Securities shall have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

    7.   Ranking

         The Securities will be senior unsecured obligations of the Company.

    8.   Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Company or the Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar need not register the transfer of or exchange any Securities for a period of 15 days before any repurchase date or any Securities for a period of 15 days before an interest payment date.

    9.   Persons Deemed Owners

         The registered holder of this Security may be treated as the owner of it for all purposes.

    10.  Unclaimed Money

         If money for the payment of principal of or interest on this Security remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates otherwise. After any such payment, Holders entitled to the money must not look to the Trustee for payment but must look only to the Company for payment as general creditors.

    11.  Defeasance

         Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if money or U.S. Government Obligations for the payment of principal of and interest on the then-outstanding Securities to repurchase or maturity, as the case may be, is deposited with the Trustee.

    12.  Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture,
    (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities, and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without notice to or consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 4 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to make any change that does not adversely affect the rights of any Holder, or to add guarantees with respect to the Securities, or to add additional covenants of the Company for the benefit of the Holders or to surrender any right or power of the Company conferred under the Indenture, or to comply with the TIA.

    13.  Defaults and Remedies

         Under the Supplemental Indenture, Events of Default include (i) Default for 30 days in payment of interest on the Securities; (ii) Default in the payment of principal when due and payable; (iii) failure by the Company to comply with other agreements or covenants in or provisions of the Indenture or Supplemental Indenture or the Securities, in specified cases subject to notice and lapse of time; (iv) certain failures to make payments, after any applicable grace period on any debt of the Company or any of its Restricted Subsidiaries, if the aggregate amount of the debt with respect to which such failure to pay has occurred exceeds $25,000,000; and (v) certain events of bankruptcy or insolvency with respect to the Company or any Material Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency with respect to the Company and its Subsidiaries are Events of Default that shall result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

    14.  Trustee Dealings with the Company

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture or the Supplemental Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

    15.  No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company, the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or the Supplemental Indenture any obligations of the Trustee under the Indenture or Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities and the acceptance of the trust by the Trustee.

    16.  Authentication

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

    17.  Abbreviations

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

    18.  CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture and Supplemental Indenture, which has in it the text of this Security in larger type. Requests may be made to:

    Baroid Corporation
    2001 Ross Avenue
    Dallas, Texas 75201, attention: Treasurer

                               GUARANTEE

         Dresser Industries, Inc. (the "Guarantor") has unconditionally guaranteed that (a) the principal of, premium, if any, and interest on the Securities, if lawful, and all other obligations of the Company to the Holders or the Trustee will be paid in full or performed, all in accordance with the terms hereof and set forth in the Indenture, and (b) in the case of any extension of time of payment or renewal of any Securities or any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, at redemption, by acceleration or otherwise. This Guarantee shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This Guarantee shall not be valid or obligatory for any purpose with respect to a Security until the certificate of authentication on the Security upon which this Guarantee is noted shall have been signed by the Trustee.

                                  DRESSER INDUSTRIES, INC.


                                  By:___________________________
                                       Name:
                                       Title:

                            ASSIGNMENT FORM

    To assign this Security, fill in the form below:

    I or we assign and transfer this Security to



              (Print or type assignee"s name, address and zip code)


              (Insert assignee's Social Security or Tax I.D.
              Number)

    and irrevocably appoint
    ___________________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

    Date: _______________________________

        Your Signature:_____________________________

    Sign exactly as your name appears on the other side of this Security.

    (Signature must be guaranteed by a member firm of the New York Stock Exchange ora Commercial bank or turst company.

        Signature Guarantee:__________________________

                OPTION  OF  HOLDER  TO  ELECT  PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 3.12 of the Indenture, check the box:

            ______

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.12 of the Indenture, state the amount:

             $____________________________

    Date: _______________________________

        Your Signature: ___________________________________

    Signature Guarantee:_____________________________________

    (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.)